EXHIBIT 23.3


                         Consent of Lewis W. Parker, III


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                      [LETTERHEAD OF LEWIS W. PARKER, III]

                        INDEPENDENT ACCOUNTANTS' CONSENT





The Board of Directors and Stockholders
Farnsworth Bancorp, Inc.
789 Farnsworth Avenue
Bordentown, New Jersey  08505



         I consent to incorporation by reference in the Registration Statement on Form S-8, of my report dated October 29, 1997 relating to the statement of financial condition of Peoples Savings Bank as of September 30, 1997 and the related statements of income, changes in stockholders' equity and cash flows for the year ended September 30, 1997, which report appears in the September 30, 1998 annual report on Form 10-KSB of Farnsworth Bancorp, Inc.



                                                 /s/ Lewis W. Parker, III
                                                 Lewis W. Parker, III





June 10, 1999

Lawrenceville, New Jersey